Exhibit 24

POWER OF ATTORNEY

      Bowne & Co., Inc. and each person whose signature appears below hereby authorize both C. Cody Colquitt and Douglas F. Bauer, each with full power to act alone, to file in either paper or electronic form a Registration Statement on Form S-8 and any and all amendments thereto, under the Securities Act of 1933 as amended, relating to the Bowne & Co., Inc. 2000 Stock Incentive Plan. Bowne & Co., Inc. and each such person hereby further appoint both C. Cody Colquitt and Douglas F. Bauer as his or her and its attorneys-in-fact, each with full power to act alone, to execute such Registration Statement and any and all amendments thereto in the name and on behalf of Bowne & Co., Inc. as well as in the name and on behalf of each such person, individually and in each capacity stated below, thereby granting to said attorneys-in-fact and each of them full power and authority to do and perform each and every act and thing whatsoever that any of them may deem necessary or advisable in order to carry out fully the intent of the foregoing as the undersigned might or could do personally or in their capacities aforesaid.

BOWNE & CO., INC.

By:	/s/ C. CODY COLQUITT

C. Cody Colquitt Senior Vice President and Chief Financial Officer

Dated: July 2, 2001

Name	Title	Date

/s/ ROBERT M. JOHNSON (Robert M. Johnson)	Chairman of the Board and Chief Executive Officer (and Director)	July 2, 2001
/s/ CARL J. CROSETTO (Carl J. Crosetto)	President (and Director)	July 2, 2001
/s/ C. CODY COLQUITT (C. Cody Colquitt)	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)	July 2, 2001
/s/ DOUGLAS B. FOX (Douglas B. Fox)	Director	July 2, 2001
/s/ H. MARSHALL SCHWARZ (H. Marshall Schwarz)	Director	July 2, 2001
/s/ WENDELL M. SMITH (Wendell M. Smith)	Director	July 2, 2001
/s/ LISA A. STANLEY (Lisa A. Stanley)	Director	July 2, 2001
/s/ VINCENT TESE (Vincent Tese)	Director	July 2, 2001
/s/ HARRY WALLAESA (Harry Wallaesa)	Director	July 2, 2001
/s/ RICHARD R. WEST (Richard R. West)	Director	July 2, 2001

II-8